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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Consilium, Inc., on Form S-8 (File Nos. 33-30381, 33-30382, 33-35363, 33-41312,
33-63346, 33-63512, 33-79474, 33-79458, 333-09885 and 333-14347) of our reports dated December 6, 1995, except for Note 9, for which the date is May 6, 1996, on our audits of the consolidated financial statements and financial statement schedule of Consilium, Inc. as of October 31, 1995 and for each of the two years in the period ended October 31, 1995, which reports are included in this Form 10-K.


                                             /s/ Coopers & Lybrand L.L.P.
                                             ----------------------------
                                             Coopers & Lybrand L.L.P.

San Jose, California
January 28, 1997